Exhibit 10.2

THE BANK OF N.T. BUTTERFIELD & SON LIMITED

2010 OMNIBUS SHARE INCENTIVE PLAN

Section 1.                  General Purpose of Plan; Definitions.

The name of this plan is the Bank of N.T. Butterfield & Son Limited (the “Company”) 2010 Omnibus Share Incentive Plan (the “Plan”). The Plan was approved and adopted by the Board on 26 April 2010 (the “Effective Date”). The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company. This Plan is intended to satisfy all of the requirements of Rule 701 of the Securities Act of 1933, as amended.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                   “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

(b)                   “Award” means any award granted under the Plan.

(c)                    “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d)                   “Board” means the Board of Directors of the Company.

(e)                    “Cause” means (i) the willful and continued failure of the Participant to substantially perform his or her duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness or any such failure subsequent to the Participant being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company) after a written demand for substantial performance is delivered to the Participant by a senior officer of the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties; (ii) the Participant’s fraud or dishonesty; or (iii) the plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude. For the avoidance of doubt, Cause shall not include the Participant’s failure to renew his or her applicable work permit.

(f)                     “Carlyle Group” means Carlyle Global Financial Services Partners, L.P. and CGFSP Coinvestment L.P.

(g)                    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h)                   “Committee” means the Human Resources and Compensation Committee or any committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

(i)                       “Common Shares” means the ordinary shares, par value BD$.01 per share (as may be amended from time to time), of the Company.

(j)                      “Company” means The Bank of N.T. Butterfield & Son Limited, a Bermuda corporation (or any successor corporation).

(k)                   “Disability” means the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any Parent or Subsidiary (where applicable).

(1)                   “Eligible Recipient” means an officer or employee of the Company or of any Parent or Subsidiary.

(m)               “Exercise Price” means the per Share price at which (i) a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options or (ii) a Participant holding an Award of Share Appreciation Rights may exercise the right to receive the SAR Spread, if any.

(n)                   “Fair Market Value” shall mean, with respect to Common Shares or other property, the fair market value of such Common Shares or other property determined by such methods or procedures as shall be established from time to time by the Administrator. Unless otherwise determined by the Administrator in good faith, the per share Fair Market Value of Common Shares as of a particular date shall mean (i) the closing price per share of Common Shares on the Bermuda Stock Exchange, for the last preceding date on which there was a sale of such Common Shares on such exchange, or (ii) the closing price per share of Common Shares on an international securities exchange on which the Common Shares are traded, for the last preceding date on which there was a sale of such Common Shares on such exchange, or (iii) if the Common Shares are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market for the last preceding date on which there was a sale of such Common Shares in such market, or (iv) if the Common Shares are not then listed on the Bermuda Stock Exchange or an international securities exchange or traded in an over-the-counter market, such value as the Administrator, in its sole discretion, shall determine.

(o)                   “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships of the Participant.

(p)                   “New Investors” means any of (i) Canadian Imperial Bank of Commerce, (ii) Carlyle Global Financial Services Partners, LP and CGFSP Coinvestment LP (considered collectively), (iii) Ithan Creek Master Investors (Cayman) L.P. and Ithan Creek Master Investment Partnership (Cayman) II, L.P. (considered collectively), (iv) Wellcome Trust Investments 2 Unlimited, or (v) Rosebowl Western, Ltd. and Rosebowl Western, L.L.C. (considered collectively).

(q)                   “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(r)                      “Other Share-Based Awards” means Awards, other than Options, Restricted Shares, Restricted Share Units or Share Appreciation Rights, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including but not limited to performance units or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(s)                     “Parent” means any company (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns shares possessing 50% or more of the combined voting power of all classes of shares in one of the other corporations in the chain.

(t)                      “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(u)                   “Purchaser” shall have the meaning given under the Investment Agreement by and between the Company and Canadian Imperial Bank of Commerce, dated as of 2 March 2010 and the Investment Agreement by and among the Company, Carlyle Global Financial Services Partners, L.P. and CGFSP Coinvestment L.P., dated as of 2 March 2010.

(v)                   “Purchase Price” means the per-Share price, if any, at which a Participant awarded Restricted Shares may purchase such Restricted Shares.

(w)                 “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(x)                   “Restricted Share Unit” or “RSU” means the right, granted pursuant to Section 7 of the Plan, to receive a number of Shares (or an amount in cash equal to the Fair Market Value thereof) equal to the number of RSUs that are released from the Restricted Period as of such date.

(y)                   “SAR Spread” means the amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date a SAR or portion thereof is exercised, of the Shares subject to such SAR or such portion thereof, over (ii) the aggregate Exercise Price of such SAR or such portion thereof.

(z)                    “Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(aa)            “Share Appreciation Right” or “SAR” means the right, granted pursuant to Section 8 of the Plan, to receive an amount equal to the SAR Spread, if any, as of the date such SAR or portion thereof is exercised.

(bb)            “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, if each of the companies (other than the last company) in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in the chain.

Section 2.                  Administration.

The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board and shall serve at the direction of the Board. Pursuant to the terms of the Plan, the Board or the Committee, as the case may be, shall serve as the Administrator and shall have the power and authority:

(a)                   to select those Eligible Recipients who shall be Participants;

(b)                   to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c)                    to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d)                   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e)                    to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.                       Shares Reserved.

Subject to Section 4 of the Plan, the total number of Common Shares initially reserved and available for the issuance under the Plan shall be 29,250,000 Common Shares which shall be issued in the form of non-qualified share Options (the “Initial Options Pool”). The number of shares comprising the Initial Option Pool equals approximately 5% of the Company’s fully diluted Common Shares (585,103,112 Shares) as of the Effective Date.

To the extent that (i) an Option or SAR expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or (ii) any Shares issuable with respect to or subject to any Award are cancelled, surrendered, exchanged or terminated, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.                       Corporate Transactions.

In the event of any amalgamation, merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, bonus share issue dividend, share subdivision, reverse share subdivision, stock split, reverse stock split, or other change in corporate structure (a “Corporate Transaction”), the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options and SARs granted under the Plan, and (iii) the kind, number, and Purchase Price, if any, of Shares subject to any other outstanding Awards granted under the Plan.

Section 5.                       Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients.

Section 6.                       Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. More than one Option may be granted to the same Participant and be outstanding concurrently under the Plan.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)              Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion at or after the date of grant, provided, however, that, to the extent required to avoid the imposition of taxes under Section 409A of the Code for a specific Award, such Exercise Price for that specific Award shall not be less than 100% of the Fair Market Value on the date of grant.

(b)                   Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.

(c)                    Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

(d)                   Method of Exercise. Subject to Sections 6(c) and 9, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Administrator specifying the number of Shares underlying the Option to be exercised by means of a net-settlement basis pursuant to which the Company shall withhold the number of Shares underlying the Option sufficient to cover the Exercise Price or by means of a cashless exercise procedure established by the Administrator.

(e)                    Shareholder Rights. A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise.

(f)                     Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, or as otherwise permitted by the Administrator.

(g)                    Initial Option Pool. The Initial Options Pool (29,250,000 Common Shares) shall be awarded to Participants under 2010 Share Option Agreements as agreed in Section 4.11 of the Company’s Investment Agreements dated 2 March 2010 between the Company and the New Investors. The Exercise Price of each Option granted to Participants on the Effective Date shall equal $1.21 but, where required in order to avoid adverse U.S. tax consequences, the Exercise Price of each Option shall not be less than that required by Section 409A of the Code. The Exercise Price of each Option granted to future Participants after the Effective Date shall equal the closing price per share of Common Shares on the Bermuda Stock Exchange, for the last preceding date on which there was a sale of such Common Shares on such exchange. Awards granted from the Initial Options Pool shall be composed of Options vesting based on continued service only and Options vesting based on continued service and performance, in equal proportions. The term of each Option under a 2010 Share Option Agreement shall be 10 years after the date such Option is granted.

Section 7.                  Restricted Shares, Restricted Share Units and Other Share-Based Awards.

Awards of Restricted Shares or RSUs may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Shares or RSUs shall be made; the number of Shares to be awarded with respect to an Award of Restricted Shares or upon settlement of RSUs; the Purchase Price, if any, to be paid by the Participant for the acquisition of Restricted Shares; and the Restricted Period (as defined in Section 7(b)) applicable to an Award of Restricted Shares or an Award of RSUs. The provisions of Awards of Restricted Shares or of Awards of RSUs need not be the same with respect to each Participant. An Award of Restricted Shares or RSUs shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Shares under substantially the same terms and conditions as provided in Section 6(d) of the Plan with respect to the exercise of Options. In the sole discretion of the Administrator, Awards of unrestricted Shares may also be granted under the Plan, and shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(a)                   Share Certificates. Subject to Section 7(b) below, with respect to each Participant who is granted an Award of Restricted Shares, the Company shall either (i) issue a share certificate in respect of such Award of Restricted Shares, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Shares; or (ii) enter such Award of Restricted Shares in book entry form, such method as determined by the Administrator in its sole discretion. The Company may require that the share certificates evidencing Restricted Shares granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award of Restricted Shares.

(b)                   Restrictions and Conditions Applicable to Restricted Shares and RSUs. An Award of Restricted Shares or RSUs granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)                                     The Purchase Price of Shares purchasable under an Award of Restricted Shares shall be determined by the Administrator in its sole discretion at the time of grant.

(ii)                                  Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Shares or RSUs, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Shares or such RSUs (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

(iii)                                    Subject to paragraph (b) of Section 14 and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Shares under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Shares during the Restricted Period including the right to vote and the right to receive dividends. Unless otherwise provided in an Award Agreement, a Participant awarded RSUs will have no rights of a shareholder until Shares are issued to the Participant upon vesting and settlement of the Award of RSUs.

(c)                    Settlement of Restricted Shares Units. Unless the Award Agreement provides otherwise, following the lapse of any applicable Restricted Period of an Award of RSUs, the Participant awarded such RSUs shall be entitled to receive (i) one Share for each RSU that has been released from the Restricted Period, (ii) a cash payment equal to the aggregate Fair Market Value of such RSUs or (iii) a combination of (i) and (ii) as determined by the Administrator in its sole discretion.

(d)                   Other Share-Based Awards. The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including where applicable performance goals and performance periods, if any. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(d) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Common Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

Section 8.                  Share Appreciation Rights.

(a)                   Grant of Share Appreciation Rights. Awards of Share Appreciation Rights may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom and the time or times at which Awards of SARs shall be made. A SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b)                   Terms and Conditions Applicable to SARs.

(i)                  A SAR shall: (x) have a term set by the Administrator; (y) be exercisable in such installments as the Administrator may determine; and (z) cover such number of Shares as the Administrator may determine.

(ii)               A SAR shall entitle the Participant to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company the SAR Spread with respect thereto, subject to any limitations the Administrator may impose.

(c)                    Payment and Limitations on Exercise.

(i)                  Payment of the amounts determined under Section 8(b) above shall be in cash, in Shares (based on the Fair Market Value as of the date the SAR is exercised), or a combination of both, as determined by the Administrator in its sole discretion.

(ii)               Participants awarded SARs may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a SAR, including a window-period limitation, as may be imposed in the discretion of the Administrator.

Section 9.                  Termination of Employment or Service.

Except as otherwise set forth in the Participant’s Award Agreement, if a Participant’s employment with the Company or to any Subsidiary or Parent terminates by reason of his or her death, Disability or for any other reason, an Award granted to such Participant may (if an Option or SAR) thereafter be exercised to the extent such Award is vested, to the extent provided in the Award Agreement evidencing such Award, or as otherwise determined by the Administrator, but in no event shall the exercise period be less than ninety (90) days (or six (6) months in the event of termination by reason of death or Disability) following termination of employment. If, after termination of employment, the Participant does not exercise his or her Award within the time specified by the Administrator, the Award shall terminate, and the Shares issuable with respect to such Award shall revert to the Plan.

Section 10.           Shareholders Agreement.

Shares issued in connection with the grant or settlement of an Award, or upon exercise of an Option, shall be subject to the shareholders agreement, if any, as determined by the Administrator from time to time. If a Participant is not party to any such shareholders agreement, then the Company may, as a condition to the issuance, settlement, or exercise of an Award, require such Participant to become party to the shareholders agreement or such portions thereof as the Administrator determines.

Section 11.           Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

Section 12.           Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 13.           General Provisions.

(a)                   Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                   The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. Any certificates for Shares delivered under the Plan shall be subject to executed share transfer forms and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares is then listed, and any applicable laws. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

(c)                    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the employment or service of any Eligible Recipient at any time.

(d)                   Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes or other duties or charges from any payment of any kind otherwise due to the Participant.

(e)                    No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

Section 14.           Governing Law.

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed under Bermuda law.

Section 15.           Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards granted under the Plan prior to the Effective Date may extend beyond the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.